EXHIBIT 4.8

REGISTRATION RIGHTS AGREEMENT
by and among
SANDRIDGE ENERGY, INC.
and
THE PURCHASERS SET FORTH ON
SCHEDULE I HERETO

     REGISTRATION RIGHTS AGREEMENT, dated as of March 20, 2007, among SandRidge Energy, Inc., a Delaware corporation (together with any successor entity, herein referred to as the “Company”), and the several purchasers (the “Purchasers”) under the Purchase Agreement (as defined below).
     Pursuant to the Stock Purchase Agreement, dated as of February 12, 2007, among the Company and the Purchasers party thereto (the “Purchase Agreement”), the Purchasers have agreed to purchase from the Company an aggregate of up to 13,888,888 shares of Common Stock (the “Purchased Securities”). To induce the Purchasers to purchase the Purchased Securities, the Company has agreed to provide the registration rights set forth in this Agreement pursuant to Section 2.03(e) of the Purchase Agreement.
     The parties hereby agree as follows:
     1. Definitions. Capitalized terms used in this Agreement without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:
     “144A Registration Rights Agreement”: The Resale Registration Rights Agreement, dated December 21, 2005, between the Company and Banc of America Securities LLC.
     “144A Registration Statement”: A Shelf Registration Statement or Piggyback Registration Statement (as such terms are defined in the 144A Registration Rights Agreement).
     “Affiliate” of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agreement”: This Registration Rights Agreement, as amended from time to time.
     “Amendment Effectiveness Deadline Date”: has the meaning set forth in Section 2(f)(i) hereof.
     “Applicable Period”: As defined in Section 5(b).
     “AREP”: AREP O&G Holdings LLC or its permitted assigns.
     “Ares”: Ares Corporate Opportunities Fund II, L.P.
     “Blue Sky Application”: As defined in Section 7(a)(i) hereof.
     “Business Day”: A day, other than a Saturday or Sunday, that in the City of New York, is not a day on which banking institutions are authorized or required by law, regulation or executive order to close.

     “Closing Date”: The date of the first issuance of the Purchased Securities.
     “Commission”: Securities and Exchange Commission.
     “Common Stock”: The common stock, par value $0.001, of the Company.
     “Company”: As defined in the preamble hereto.
     “Effectiveness Period”: As defined in Section 2(a)(iii) hereof.
     “Effectiveness Target Date”: As defined in Section 2(a)(ii) hereof.
     “Exchange Act”: Securities Exchange Act of 1934, as amended.
     “Holder”: A Person who owns, beneficially or otherwise, Transfer Restricted Securities.
     “Indemnified Holder”: As defined in Section 7(a) hereof.
     “Liquidated Damages”: As defined in Section 4(a) hereof.
     “Liquidated Damages Payment Date”: The date on which a Registration Default occurs and then each March 31, June 30, September 30 and December 31 until all Registration Defaults have been cured.
     “Losses”: As defined in Section 7(e) hereof.
     “Majority of Holders”: Holders holding over 50% of the Transfer Restricted Securities outstanding.
     “Managing Underwriter”: The investment banker or investment bankers and manager or managers that administer an underwritten offering as bookrunners, if any, conducted pursuant to Section 9 hereof.
     “NASD”: National Association of Securities Dealers, Inc.
     “Notice and Questionnaire”: A written notice executed by the respective Holder and delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A hereto.
     “Notice Holder”: On any date, any Holder of Transfer Restricted Securities that has delivered a Notice and Questionnaire to the Company on or prior to such date.
     “Person”: An individual, partnership, corporation, company, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.
     “Piggyback Registration Statement”: As defined in Section 3(a) hereof.
     “Plan of Distribution”: As defined in Section 5(b).

     “Prior Holder”: A Person, other than the Company, who owns, beneficially or otherwise, Transfer Restricted Securities (as such term is defined in the Prior Registration Rights Agreements) or who is party to the Shareholders Agreement.
     “Prior Registration Rights Agreements”: The 144A Registration Rights Agreement and the Registration Rights Agreement, dated November 21, 2006, among the Company and the other parties named therein.
     “Prospectus”: The prospectus included in a Shelf Registration Statement or Subsequent Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.
     “Purchase Agreement”: As defined in the preamble hereto.
     “Purchased Securities”: As defined in the preamble hereto.
     “Purchasers”: As defined in the preamble hereto.
     “Record Holder”: With respect to any Liquidated Damages Payment Date, each Person who is a Holder on the 15th day preceding the relevant Liquidated Damages Payment Date.
     “Registration Default”: As defined in Section 4(a) hereof.
     “Securities Act”: Securities Act of 1933, as amended.
     “Shareholders Agreement” shall mean that certain Shareholders Agreement dated November 21, 2006 by and among the Company and certain shareholders of the Company named therein as in effect on the date hereof.
     “Shelf Filing Deadline”: The later of:
     (a) the date 90 days following the date that the first 144A Registration Statement is declared effective by the Commission; and
     (b) the date identified in a written notice from Ares to the Company delivered to the Company prior to the date indicated in clause (a).
     “Shelf Registration Statement”: As defined in Section 2(a)(i) hereof.
     “Subsequent Shelf Registration Statement” has the meaning set forth in Section 2(c) hereof.
     “Suspension Notice”: As defined in Section 5(c) hereof.
     “Suspension Period”: As defined in Section 5(b)(ii) hereof.
     “Transfer Agent”: American Stock Transfer & Trust Company.

     “Transfer Restricted Securities”: Each share of Common Stock constituting the Purchased Securities (including any shares of Common Stock issued in respect of stock splits, stock dividends, stock combinations and similar transactions affecting the Purchased Securities) until the earlier of:
     (a) the date on which such share of Common Stock has been resold pursuant to the Shelf Registration Statement, Subsequent Shelf Registration Statement or a Piggyback Registration Statement;
     (b) other than for the purposes of Sections 3 and 9 (and to the extent applicable thereto, Sections 5 and 7), the date on which such share of Common Stock is transferred in compliance with Rule 144 under the Securities Act or may be sold or transferred by a person who is not an affiliate of the Company pursuant to Rule 144 under the Securities Act (or any other similar provision then in force) without any volume or manner of sale restrictions thereunder; or
     (c) the date on which such share of Common Stock ceases to be outstanding (whether as a result of repurchase and cancellation or otherwise).
     “Underwriter”: Any underwriter of Common Stock in connection with an offering thereof under the Shelf Registration Statement.
     “Underwritten Registration”: A registration in which Common Stock of the Company is sold to an Underwriter or Underwriters for reoffering to the public.
     Unless the context otherwise requires, the singular includes the plural, and words in the plural include the singular.
     2. Shelf Registration.
     (a) The Company shall:
     (i) as promptly as practicable but in no event later than the Shelf Filing Deadline, cause to be filed a registration statement pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission (the “Shelf Registration Statement”), which Shelf Registration Statement shall provide for the registration and resales, on a continuous or delayed basis, of all Transfer Restricted Securities held by Holders that have provided the information required pursuant to the terms of Section 2(b) hereof); provided that the Company shall promptly advise Ares in writing of the effectiveness and effective date of the first 144A Registration Statement to be declared effective by the Commission;
     (ii) use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the Commission not later than 91 days following the Shelf Filing Deadline (the “Effectiveness Target Date”), it being understood that, should the Commission require the Company to reduce the number of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement in order for the offering to be eligible under Rule 415(a)(1)(i) under the Securities Act, the Company may so reduce the number of Transfer Restricted Securities being registered and will have an additional 20 days to use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective; and
     (iii) use its commercially reasonable efforts to keep the Shelf Registration Statement or any Subsequent Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act and by the provisions of Section 5(b) hereof to the extent necessary to ensure that (A) it is available for resales by the Notice Holders and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time, until the earlier of (x) the date four years from the date the Shelf Registration Statement is declared effective by the Commission and (y) the date on which all Purchased Securities registered on the Shelf Registration Statement have been sold (the “Effectiveness Period”).
     (b) At the time the Shelf Registration Statement or any Subsequent Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date two (2) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Transfer Restricted Securities in accordance with applicable law.
     (c) If the Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Transfer Restricted Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Transfer Restricted Securities), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Transfer Restricted Securities (a “Subsequent Shelf Registration Statement”). If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Registration Statement (or Subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.
     (d) The Company shall supplement and amend the Shelf Registration Statement or Subsequent Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or Subsequent Shelf Registration Statement, if required by the Securities Act or as reasonably requested by any Holder of Transfer Restricted Securities covered by such Shelf Registration Statement.
     (e) The Company shall cause the Shelf Registration Statement and each Subsequent Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement and each Subsequent Shelf Registration Statement and any such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act, and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.
     (f) Each Holder agrees that if such Holder wishes to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement or a Subsequent Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(f) and Section 5(b). Each Holder wishing to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement or a Subsequent Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least ten (10) Business Days prior to any intended distribution of Transfer Restricted Securities under the Shelf Registration Statement or a Subsequent Shelf Registration Statement. From and after the date the Shelf Registration Statement or a Subsequent Shelf Registration Statement is declared effective the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered to it, and in any event upon the later of (x) ten (10) Business Days after such date (but no earlier than tenth Business Days after effectiveness) or (y) ten (10) Business Days after the expiration of any Suspension Period in effect when the Notice and Questionnaire is delivered or put into effect within five Business Days of such delivery date:
     (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Transfer Restricted Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the “Amendment Effectiveness Deadline Date”) that is forty-five (45) days after the date such post-effective amendment is required by this clause to be filed;
     (ii) provide such Holder copies of the any documents filed pursuant to Section 2(f)(i); and
     (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(f)(i);
provided that if such Notice and Questionnaire is delivered during a Suspension Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Suspension Period in accordance with Section 5(b). Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus and (ii) the Amendment Effectiveness Deadline Date shall be extended by up to five Business Days from the Expiration of a Suspension Period (and the Company shall incur no obligation to pay Liquidated Damages during such extension) if such Suspension Period shall be in effect on the Amendment Effectiveness Deadline Date.
     3. Piggyback Registration.
     (a) If, after the date hereof, the Company proposes to file a registration statement under the Securities Act providing for a public offering of the Company’s securities, other than the Shelf Registration Statement, any shelf registration statement under the Prior Registration Rights Agreements or the Shareholders Agreement or a registration statement on Form S-8 or Form S-4 or any similar form hereafter adopted by the Commission as a replacement therefor (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the “Piggyback Registration Statement”), the Company will notify each Holder of the proposed filing if clause (i) or (ii) of the following sentence applies, or only those affected Holders if clause (iii) of the following sentence applies. If (i) the Piggyback Registration Statement relates to an Underwritten Registration, (ii) the Shelf Registration Statement is not then effective or (iii) there are outstanding Transfer Restricted Securities not included in an effective Shelf Registration Statement or Subsequent Shelf Registration Statement, then each Holder in the case of clause (i) and (ii), and each such affected Holder in the case of clause (iii), shall be given an opportunity to include in such Piggyback Registration Statement all or any part of such Holder’s Transfer Restricted Securities. Each such Holder desiring to include in any such Piggyback Registration Statement all or part of such Holder’s Transfer Restricted Securities shall, within ten (10) days after delivery of the above-described notice by the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Transfer Restricted Securities such Holder wishes to include in such Piggyback Registration Statement and provide, as a condition to such inclusion, such information regarding itself, its Transfer Restricted Securities and the intended method of disposition of such securities as is required pursuant to Regulation S-K promulgated under the Securities Act to effect the registration of the Transfer Restricted Securities. Any election by any Holder to include any Transfer Restricted Securities in such Piggyback Registration Statement will not affect the inclusion of such Transfer Restricted Securities in the Shelf Registration Statement or Subsequent Shelf Registration Statement until such Transfer Restricted Securities have been sold under the Piggyback Registration Statement; provided, however, that at such time, the Company may remove from the Shelf Registration Statement or Subsequent Shelf Registration Statement the Transfer Restricted Securities sold pursuant to the Piggyback Registration Statement. Subject to paragraph (g) below, a Holder’s right to include Transfer Restricted Securities in the Piggyback Registration Statement shall be subject to any superior rights contained in the Prior Registration Rights Agreements or the Shareholders Agreement.

     (b) At any time, the Company may terminate or withdraw any Piggyback Registration Statement referred to in this Section 3, and without any obligation to any such Holder whether or not any Holder has elected to include Transfer Restricted Securities in such registration. The Company may suspend the effectiveness and use of any Piggyback Registration Statement at any time for an unlimited amount of time whether or not any Holder has elected to include Transfer Restricted Securities in such registration.
     (c) The Company shall advise the Holders of the Managing Underwriters participating in any Underwritten Registration proposed under the Piggyback Registration Statement. The right of any such Holder’s Transfer Restricted Securities to be included in any such Piggyback Registration Statement pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such Underwritten Registration and the inclusion of such Holder’s Transfer Restricted Securities in the Underwritten Registration to the extent provided herein. All Holders proposing to distribute their Transfer Restricted Securities through such Underwritten Registration shall enter into an underwriting agreement in customary form with the Managing Underwriters selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Company such information in writing as the Company may reasonably request for inclusion in the Piggyback Registration Statement; provided, however, that no Holder shall be required to make any representations or warranties to or regarding, or agreements with, the Company or the Underwriters other than representations, warranties or agreements that are customary and reasonably requested by the Underwriters, provided, that such representations and warranties shall not relate to Company or its business or operations. Notwithstanding any other provision of this Agreement, if the Managing Underwriters determine in good faith that marketing factors require a limitation on the number of securities to be included, then the Managing Underwriters may exclude securities (including Transfer Restricted Securities) from the Piggyback Registration Statement and the Underwritten Registration, and any securities included in the Piggyback Registration Statement and the Underwritten Registration shall be allocated: first, to the Company (if the registration statement is filed on behalf of the Company for an offering of newly issued shares by the Company); and second, to each of the Prior Holders requesting inclusion of their securities in such registration statement, but only to the extent such Prior Holders are entitled to priority over Holders of Transferred Restricted Securities under the Prior Registration Rights Agreements and the Shareholders Agreement; and third, each of the Holders requesting inclusion of their Transfer Restricted Securities in such Piggyback Registration Statement, on a pro rata basis based on the total number of such securities requested to be included. If any Holder disapproves of the terms of any Underwritten Registration, such Holder may elect to withdraw therefrom by written notice to the Company and the Managing Underwriters, delivered at least five (5) Business Days prior to the effective date of the Piggyback Registration Statement. Any Transfer Restricted Securities excluded or withdrawn from such Underwritten Registration shall be excluded and withdrawn from the Piggyback Registration Statement.

     (d) By electing to include Transfer Restricted Securities in the Piggyback Registration Statement, if any, the Holder shall be deemed to have agreed not to effect any sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the Piggyback Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during such periods as reasonably requested (but in no event for a period longer than sixty (60) days following the effective date of the Piggyback Registration Statement, provided each of the executive officers and directors of the Company that hold shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company are subject to the same restriction for the entire time period required of the Holders hereunder) by the representatives of the Underwriters, if an Underwritten Registration.
     (e) Upon any underwritten offering consummated pursuant to an Underwritten Registration, Holders that sell Transfer Restricted Securities pursuant to such Underwritten Registration will not be able to sell any remaining Transfer Restricted Securities not included in such Underwritten Registration for a period reasonably requested by the Underwriters not to exceed ninety (90) days following the effective date of such Underwritten Registration, provided that if (i) each of the executive officers and directors of the Company that hold shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company, and (ii) each of AREP or any holder of more than 5% of the outstanding shares of Common Stock of the Company that are selling in the offering are subject to a shorter or no restrictive period or exceptions from such restrictive period, the Holders of Transfer Restricted Securities shall be subject to such shorter or no restrictive period and be entitled to any such exception for the entire time.
     (f) The Company’s obligation to file the Shelf Registration Statement shall not be affected by the filing or effectiveness of the Piggyback Registration Statement.
     (g) Notwithstanding anything to the contrary in this Section 3, in the event that a Holder’s right to include Transfer Restricted Securities in a Piggyback Registration Statement are inferior to the rights held by Prior Holders pursuant to the Prior Registration Rights Agreements or the Shareholders Agreement, including without limitation by way of not being permitted to include Transfer Restricted Securities in connection with any such Piggyback Registration Statement, the Company hereby agrees to use its commercially reasonable efforts to obtain the required consents from Prior Holders in order to obtain rights for such Holder that are pari passu with the Prior Holders, including without limitation the right to include Transfer Restricted Securities in such Piggyback Registration Statement.

     4. Liquidated Damages.
     (a) If:
     (i) the Shelf Registration Statement is not filed with the Commission prior to or on the Shelf Filing Deadline; or
     (ii) the Shelf Registration Statement has not been declared effective by the Commission prior to or on the Effectiveness Target Date or a post-effective amendment required to be filed by Section 2(f) is not tendered effective by the applicable Amendment Effectiveness Deadline Date; or
     (iii) after the Shelf Registration Statement has been declared effective, Transfer Restricted Securities may not be disposed of by a Holder as a result of the delivery of a Suspension Notice or the Shelf Registration Statement shall cease for any reason (except as provided in Section 5(b)(ii) hereof) to remain continuously effective, supplemented and amended as required by the Securities Act and by the provisions hereof to the extent necessary to ensure that (A) it is available for resales by the Holders of Transfer Restricted Securities and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced; or
     (iv) the Company fails to comply with Section 5(b)(xvii) at any time during the Effectiveness Period;
(each such event referred to in foregoing clauses (i) through (iv), a (“Registration Default”)), the Company hereby agrees to pay damages (“Liquidated Damages”) with respect to the Transfer Restricted Securities for a Registration Default in an amount per share of Common Stock equal to 0.25% of the offering price per share set forth on Schedule 2.02 of the Purchase Agreement; provided, that, should a Registration Default occur primarily as a result of the Company’s compliance with any customary “lock-up” requested by the Underwriters in connection with the effectiveness of the first 144A Registration Statement, the Company will not be obligated to pay the damages described in this sentence. Additional liquidated damages will accrue daily commencing on the date of such Registration Default at an annual rate per share equal to 0.5% of such offering price of the Common Stock with respect to the first 90-day period following the occurrence of such Registration Default and will increase by an additional 0.5% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured up to a maximum rate of 2.0% per annum with respect to all Registration Defaults.
     (b) All accrued Liquidated Damages shall be paid in cash in arrears to Record Holders by the Company on each Liquidated Damages Payment Date. Upon the cure of all Registration Defaults relating to any particular share of Common Stock, the accrual of Liquidated Damages with respect to such share of Common Stock will cease.
     All obligations of the Company set forth in this Section 4 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer

Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.
     The Liquidated Damages set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for each Registration Default.
     5. Registration Procedures.
     (a) In connection with the Shelf Registration Statement or Subsequent Shelf Registration Statement or any registration statement pursuant to Section 3 or 9, the Company shall comply with all the provisions of Section 5(b) hereof and shall use its reasonable best efforts to effect such registration in accordance with the terms hereof to permit the sale of the Transfer Restricted Securities.
     (b) In connection with the Shelf Registration Statement or Subsequent Shelf Registration Statement or any registration statement pursuant to Section 3 or 9 and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Company shall:
     (i) Subject to any notice by the Company in accordance with this Section 5(b) of the existence of any fact or event of the kind described in Section 5(b)(iv)(D), use its reasonable best efforts to keep the registration statement continuously effective during the Effectiveness Period (in the case of a Shelf Registration Statement or Subsequent Shelf Registration Statement) or until all securities to be sold thereunder have been sold pursuant to such registration statement (in the case of a registration statement pursuant to Section 3 or 9)(as applicable, the “Applicable Period”); upon the occurrence of any event that would cause the registration statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the Effectiveness Period, the Company shall file promptly an appropriate amendment to the registration statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and the registration statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter.
     (ii) Notwithstanding Section 5(b)(i) hereof, the Company may suspend the effectiveness of the Shelf Registration Statement or any Subsequent Shelf Registration (each such period, a “Suspension Period”). Upon such suspension, the Company shall give notice to the Holders that the availability of the registration statement is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any Transfer Restricted Securities pursuant to the registration statement until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in Section 5(b) hereof. The Suspension Period shall not exceed an aggregate of 90 days in any 360-day period. The Company shall not be required to specify in the written notice to the Holders the nature of the event giving rise to the Suspension Period.
     (iii) Prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement, the Subsequent Shelf Registration Statement and any registration statement pursuant to Section 3 or 9 as may be necessary to keep the registration statement effective during the Applicable Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all Common Stock covered by the registration statement during the Applicable Period in accordance with the intended method or methods of distribution by the selling Holders thereof set forth in the registration statement or supplement to the Prospectus.
     (iv) Advise any selling Holder that has provided in writing to the Company a telephone or facsimile number and address for notice, promptly and, if requested by such selling Holder, to confirm such advice in writing (which notice pursuant to clauses (B) through (D) below shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):
     (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective,
     (B) of any request by the Commission for amendments to the registration statement or amendments or supplements to the Prospectus or for additional information relating thereto,
     (C) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the threatening or initiation of any proceeding for any of the preceding purposes, or
     (D) of the existence of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the registration statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the registration statement or the Prospectus in order to make the statements therein not misleading.

     (v) If at any time the Commission shall issue any stop order suspending the effectiveness of the registration statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time and will provide to each Holder who is named in the registration statement prompt notice of the withdrawal of any such order.
     (vi) Make available at reasonable times for inspection by one or more representatives of the selling Holders, designated in writing by a Majority of Holders whose Transfer Restricted Securities are included in the registration statement, and any attorney or accountant retained by such selling Holders, all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act, and cause the Company’s officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the selling Holders, attorney or accountant in connection therewith.
     (vii) If requested by any selling Holders, promptly incorporate in the registration statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities.
     (viii) Deliver to each selling Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to any notice by the Company in accordance with this Section 5(b) of the existence of any fact or event of the kind described in Section 5(b)(iv)(D), the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.
     (ix) Before any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or blue sky laws of such jurisdictions in the United States as the selling Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the registration statement; provided, however, that the Company shall not be required (A) to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject, other than service of process for suits arising out of any offering pursuant to the registration statement, or (B) to subject itself to general or unlimited service of process or to taxation in any such jurisdiction if they are not now so subject.
     (x) Unless any Transfer Restricted Securities shall be in book-entry form only, cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders may request at least two Business Days before any sale of Transfer Restricted Securities.
     (xi) Use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the registration statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the selling Holders thereof to consummate the disposition of such Transfer Restricted Securities.
     (xii) Subject to Section 5(b)(ii) hereof, if any fact or event contemplated by Section 5(b)(iv)(B) through (D) hereof shall exist or have occurred, use its commercially reasonable efforts to prepare a supplement or post-effective amendment to the registration statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
     (xiii) Provide CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the registration statement and provide the Transfer Agent with certificates for Common Stock that are in a form eligible for deposit with The Depository Trust Company.
     (xiv) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any Underwriter that is required to be undertaken in accordance with the rules and regulations of the NASD.
     (xv) Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.
     (xvi) Make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act as soon as practicable after the effective date of the registration statement and in any event no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the registration statement.

     (xvii) Use its commercially reasonable efforts to satisfy the criteria for listing and list or include (if the Company meets the criteria for listing on such exchange or market) the Common Stock on the New York Stock Exchange, American Stock Exchange, The Nasdaq Global Market or the Nasdaq Global Select Market (as soon as practicable) including seeking to cure in its listing or inclusion application any deficiencies cited by the exchange or market), and thereafter maintain the listing on such exchange.
     (xviii) Provide to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement, unless such document is available through the Commission’s EDGAR system.
     (xix) In connection with any underwritten offering conducted pursuant to Section 3 or 9 hereof, make such representations and warranties to the selling Holders and the Underwriters, in form, substance and scope as are customarily made by issuers to selling Holders and Underwriters in primary underwritten offerings.
     (xx) In connection with any underwritten offering conducted pursuant to Section 3 or 9 hereof, obtain opinions and negative assurances of counsel to the Company and updates thereof (which counsel and opinions and negative assurances (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters) addressed to each selling Holder and the Underwriters, if any, covering such matters as are customarily covered in opinions and negative assurances requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and Underwriters.
     (xxi) In connection with any underwritten offering conducted pursuant to Section 3 or 9 hereof, obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary or predecessor of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement or Subsequent Shelf Registration Statement), addressed to each selling Holder of securities registered thereunder and the Underwriters, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings.
     (xxii) In connection with any underwritten offering conducted pursuant to Section 3 or 9 hereof, deliver such documents and certificates as may be reasonably requested by a Majority of Holders and the Managing Underwriters, including those to evidence compliance with Section 5(b)(iii) and 5(b)(xii) hereof.
     (xxiii) In connection with underwritten offering conducted pursuant to Section 3 or 9 hereof, the Company shall, if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the

Registration Statement such information as the Managing Underwriters reasonably agree should be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment.
     (xxiv) Enter into customary agreements (including, if requested, an underwriting agreement in customary form) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Common Stock, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof.
     (c) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice (a “Suspension Notice”) from the Company of the existence of any fact of the kind described in Section 5(b)(ii) or (iv) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until:
     (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 5(b)(xii) hereof; or
     (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.
If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such Suspension Notice.
     (d) Each Holder agrees by acquisition of a Transfer Restricted Security, that no Holder shall be entitled to sell any of such Transfer Restricted Securities pursuant to a Shelf Registration Statement or Subsequent Shelf Registration Statement, or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(e) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. The Company may require each Notice Holder of Common Stock to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Common Stock as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Transfer Restricted Securities as the Company may from time to time reasonably request in writing. Any sale of any Transfer Restricted Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its Plan of Distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its Plan of Distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its Plan of Distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made not misleading. The Company may exclude from such Shelf Registration Statement or Subsequent Shelf Registration Statement the Common Stock of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request. The Company shall not include in any registration statement any information regarding, relating to, or referring to any Holder or its Plan of Distribution without the approval of such Holder in writing (not to be unreasonably withheld).
     6. Registration Expenses.
     All expenses incident to the Company’s performance of or compliance with this Agreement shall be borne by the Company regardless of whether a registration statement becomes effective, including, without limitation:
     (a) all registration and filing fees and expenses (including filings made with the NASD);
     (b) all fees and expenses of compliance with federal securities and state blue sky or securities laws;
     (c) all expenses of printing (including printing of Prospectuses and, if applicable, certificates for the Common Stock) and the Company’s expenses for messenger and delivery services and telephone;
     (d) all fees and disbursements of counsel to the Company;
     (e) all application and filing fees in connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and
     (f) all fees and disbursements of independent certified public accountants of the Company.
     The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company. The Company shall pay all expenses customarily borne by issuers in an underwritten offering as set forth in Section 9(c) hereof.

     7. Indemnification And Contribution.
     (a) The Company agrees to indemnify and hold harmless each Holder of Transfer Restricted Securities, its directors, officers, and employees, Affiliates and agents and each Person, if any, who controls any such Holder within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Holder”), against any loss, claim, damage, liability or expense, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Transfer Restricted Securities), to which such Indemnified Holder may become subject, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon:
     (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Shelf Registration Statement, any Subsequent Shelf Registration Statement or any registration statement pursuant to Section 9 as originally filed or in any amendment thereof, in any Prospectus, or in any amendment or supplement thereto, or (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by the Company (or based upon written information furnished by or on behalf of the Company expressly for use in such blue sky application or other document or amendment or supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Transfer Restricted Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a “Blue Sky Application”); or
     (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company relating to a Holder by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein.
     The Company also agrees to indemnify as provided in this Section 7(a) or contribute as provided in Section 7(e) hereof to Losses (as defined below) of each Underwriter, if any, of Common Stock registered under a Shelf Registration Statement, any Subsequent Shelf Registration Statement or any registration statement pursuant to Section 3 or 9, their directors, officers, employees, Affiliates or agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification of the selling Holders provided in this Section 7(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 5(b)(xxiv) hereof.

     (b) Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees, Affiliates and agents and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion a registration statement. In no event shall any Holder, its directors, officers and employees, Affiliates and agents or any person who controls such Holder be liable or responsible for any amount in excess of net proceeds received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement, Subsequent Shelf Registration Statement or registration statement pursuant to Section 3 exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers and employees, Affiliates and agents or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party (i) shall not relieve it from any liability which it may have under paragraphs (a) or (b) of this Section 7 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) shall not, in any event, relieve it from any liability which it may have to an indemnified party otherwise than under paragraphs (a) or (b) of this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Holders shall have the right to employ a single counsel to represent jointly the Holders and their officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Holders against the Company under this Section 7 if the Holders seeking indemnification shall have been advised by legal counsel that there may be one or more legal defenses available to such Holders and their respective officers, employees and controlling persons that are different from or additional to those available to the Company, and in that event, the fees and expenses of such separate counsel shall be paid by the Company.
     (d) The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (e) If the indemnification provided for in this Section 7 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability (or action in respect thereof) referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the aggregate amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, liability, damage or action) (collectively “Losses”) (or action in respect thereof):
     (i) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect, or
     (ii) if the allocation provided by Section 7(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative faults referred to in Section 7(d)(i) but also the relative benefits received by the Company from the offering and sale of the Transfer Restricted Securities on the one hand and a Holder with respect to the sale by such Holder of the Transfer Restricted Securities on the other), as well as any other relevant equitable considerations.
The relative benefits received by the Company on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the net proceeds from the offering of the Purchased Securities purchased under the Purchase Agreement (before deducting expenses) received by the Company, on the one hand, bear to the total proceeds received by such Holder with respect to its sale of Transfer Restricted Securities on the other. The relative fault of the parties shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or written information furnished to the Company by or on behalf of the Holders specifically for use in a registration statement on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if the amount of contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (e).
     The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7 shall be deemed to include, for purposes of this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim.
     No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute as provided in this Section 7(d) are several and not joint.
     (f) The provisions of this Section 7 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive the sale by a Holder of Transfer Restricted Securities.
     8. Rule 144A and Rule 144. The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144. From and after the time a registration statement covering the Common Stock of the Company is declared effective until such time as there are no longer any Transfer Restricted Securities, the Company shall cause its Common Stock to be registered under Section 12 of the Exchange Act.
     9. Underwritten Registrations.
     (a) Any Holder of Transfer Restricted Securities who desires to do so may sell Transfer Restricted Securities (in whole or in part) in an underwritten offering; provided that (i) Holders of at least 15.0% in aggregate amount of the Transfer Restricted Securities then covered by the Shelf Registration Statement shall request such an offering and (ii) at least such aggregate amount of such Transfer Restricted Securities with an aggregate value of at least $35 million shall be included in such offering; and provided further that the Company shall not be obligated to participate in more than one underwritten offering pursuant to this Agreement in any twelve-month period during the Effectiveness Period. Upon receipt of such a request, the Company shall provide all Holders of Transfer Restricted Securities written notice of the request, which notice shall inform such Holders that they have the opportunity to participate in the offering. If any of the Transfer Restricted Securities covered by the Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by Holders of a majority of Transfer Restricted Securities requesting such underwritten offering. The Company shall make all such filings with the Commission, including filing all necessary post effective amendments and supplements, as necessary to effect the offer and sale of Transfer Restricted Securities sought to be sold in such underwritten effort.
     (b) No person may participate in any underwritten offering unless such person (i) agrees to sell such person’s Common Stock on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; and (iii) if such Holder is not then a Notice Holder, such Holder returns a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(f) hereof within a reasonable amount of time before such underwritten offering. No securities other than Transfer Restricted Securities shall be offered in such underwriting.
     (c) The Holders participating in any underwritten offering shall be responsible for any underwriting discounts and commissions subject to Section 6 and Section 7 and fees and expenses of their own counsel. The Company shall pay all expenses customarily borne by issuers in an underwritten offering, including but not limited to filing fees, the fees and disbursements of its counsel and independent public accountants and any printing expenses incurred in connection with such underwritten offering. Notwithstanding the foregoing or the provisions of Section 5(b)(xxii) hereof, upon receipt of a request from the Managing Underwriter or a representative of holders of a majority of the Transfer Restricted Securities to be included in an underwritten offering to prepare and file an amendment or supplement to the Shelf Registration Statement and Prospectus in connection with an underwritten offering, the Company shall be entitled to suspend the effectiveness of the Shelf Registration statement pursuant to Section 5(b)(ii).
     (d) The Company shall take all such other actions as the Holders or the Managing Underwriters participating in an underwritten offering pursuant to this Section 9 may reasonably request in order to expedite or facilitate such offering of senior management of the Company to provide customary due diligence assistance in connection with any offering and to participate in customary “road show” presentations in connection with any underwritten offerings in substantially the same manner as they would in an underwritten primary registered public offering by the Company of its Common Stock. Each Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Underwriters also be made to and for such Holder’s benefit and that any or all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement also be conditions precedent to its obligations. No Holder shall be required to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements that are customary and reasonably requested by the Underwriters, provided, that such representations and warranties shall not relate to Company or its business or operations. If any Holder disapproves of the terms of an underwriting, such Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriters.
     (e) Notwithstanding anything to the contrary in this Agreement, on or after April 1, 2010, any Holder of Purchased Securities who desires to do so may request that the Company effect the registration of such Holder’s Purchased Securities (in whole or in part) in an underwritten offering; provided that (i) Holders of at least 15.0% in aggregate amount of the Purchased Securities shall request such registration, (ii) an amount of Purchased Securities with an aggregate value of at least $35 million shall be included in such offering and (iii) a 144A Registration Statement has not been declared effective by the Commission; and provided further that the Company shall not be obligated to effect more than one such underwritten offering. Upon receipt of any request for registration pursuant to this Section 9(e), the Company shall promptly provide all Holders of Purchased Securities written notice of the request, which notice shall inform such Holders that they have the opportunity to participate in the offering. The Managing Underwriters shall be selected by Holders of a majority of the Purchased Securities requesting such underwritten offering. The Company shall make all such filings with the Commission, including filing all necessary post effective amendments and supplements, as necessary to effect the offer and sale of the Purchased Securities sought to be sold in such underwritten effort.
     10. Miscellaneous.
     (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations hereunder may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely, and that, in the event of any such failure, in addition to being entitled to exercise all rights provided to it herein or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations hereunder. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
     (b) Actions Affecting Transfer Restricted Securities. The Company shall not, directly or indirectly, take any action that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.
     (c) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, the Company shall not after the date hereof grant to any of its securityholders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement, Subsequent Shelf Registration Statement or the Piggyback Registration Statement or other registration statement, if any, provided for in this Agreement other than the Transfer Restricted Securities, unless pursuant to such grant, such holder may include such securities on the Holders’ Shelf Registration Statement, Subsequent Shelf Registration Statement or any Piggyback Registration Statement or other registration statement only to the extent that the inclusion of such securities will not reduce the amount of Transfer Restricted Securities of the Holders that is included on the Shelf Registration Statement or such Piggyback Registration Statement.
     (d) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of a Majority of Holders; provided however that with respect to any matter that directly or indirectly adversely affects the rights of a Holder or Holders in a manner different that a manner in which it affects the rights of other holders, the Company shall obtain the written consent of such adversely affected Holders. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Shelf Registration Statement and does not directly or indirectly adversely affect the rights of other Holders, may be given by a Majority of Holders, determined on the basis of Common Stock being sold rather than registered under such Shelf Registration Statement.
     (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first class mail (registered or certified, return receipt requested), facsimile transmission, or air courier guaranteeing overnight delivery:

     (i) if to Ares, to:
Ares Management
1999 Avenue of the Stars, Suite 1900
Los Angeles, California 90067
Facsimile: 310-201-4157
Attention: Jeffrey Serota;
With a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP
1888 Century Park East
Los Angeles, California 90067-1725
Facsimile: 310-712-8800
Attention: Alison S. Ressler
                Patrick S. Brown; and
     (ii) if to the Company, initially at its address set forth in the Purchase Agreement,
With a copy (which shall not constitute notice) to:
Vinson & Elkins LLP
First City Tower
1001 Fannin Street, Suite 2300
Houston, Texas 77002
Facsimile: 713-615-5531
Attention: T. Mark Kelly
     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
     Any party hereto may change the address for receipt of communications by giving written notice to the others.
     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities. The Company hereby agrees to extend the benefit of this Agreement to any Holder and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.
     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Holder, the directors, officers, employees, Affiliates and agents of any Holder, or by any person who controls any Holder, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company hereby appoints CT Corporation as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Holder, the directors, officers, employees, Affiliates and agents of any Holder, or by any person who controls any Holder, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect so long as any of the securities remain Transfer Restricted Securities. To the extent that the Company may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of this Agreement, to the fullest extent permitted by law. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Holder, the directors, officers, employees, Affiliates and agents of any Holder, or by any Person who controls any Holder, in any court of competent jurisdiction.
     (i) Common Stock Held by the Company or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its Affiliates (other than subsequent Holders if such subsequent Holders are deemed to be Affiliates solely by reason of their holding of such Common Stock) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
     (j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     (k) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

     (l) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.
     (m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY: SANDRIDGE ENERGY, INC.
By:	/s/ Tom L. Ward
	Name:	Tom L. Ward
	Title:	Chairman and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

THE PURCHASERS: ARES CORPORATE OPPORTUNITIES FUND II, L.P.
By:	ACOF OPERATING MANAGER II, L.P., its Manager

By:	/s/ Michael D. Weiner
	Name:	Michael D. Weiner
	Title:	Vice President, General Counsel and Secretary

ARES SANDRIDGE, L.P.
By:	ACOF OPERATING MANAGER II, L.P., its Manager

By:	/s/ Michael D. Weiner
	Name:	Michael D. Weiner
	Title:	Vice President, General Counsel and Secretary

ARES SANDRIDGE 892 INVESTORS, L.P.
By:	ACOF OPERATING MANAGER II, L.P., its Manager

By:	/s/ Michael D. Weiner
	Name:	Michael D. Weiner
	Title:	Vice President, General Counsel and Secretary

TLW PROPERTIES, L.L.C.
By:	/s/ Tom L. Ward
	Name:	Tom L. Ward
	Title:	Manager

[Signature Page to Registration Rights Agreement]

Annex A
SANDRIDGE ENERGY, INC.
FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE
     The undersigned beneficial holder of securities of SandRidge Energy, Inc. (the “Company”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Transfer Restricted Securities, in accordance with the terms of the registration rights agreement, to be dated as of November 21, 2006 (the “Registration Rights Agreement”), between the Company and the Purchasers named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.
     Each beneficial holder of Transfer Restricted Securities (each a “beneficial owner”), is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Transfer Restricted Securities pursuant to the Shelf Registration Statement or any Subsequent Shelf Registration Statement, a beneficial owner of Transfer Restricted Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Transfer Restricted Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions as described below). Beneficial owners that do not complete this Notice and Questionnaire and deliver it to the Company as provided below will not be named as selling securityholders in the prospectus and therefore will not be permitted to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement or any Subsequent Shelf Registration Statement. Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire prior to the effectiveness of the Shelf Registration Statement or any Subsequent Shelf Registration Statement so that such beneficial owners may be named as selling securityholders in the related prospectus at the time of effectiveness. Upon receipt of a completed Notice and Questionnaire from a beneficial owner following the effectiveness of the Shelf Registration Statement or any Subsequent Shelf Registration Statement, the Company will, within ten (10) business days after such receipt, file such amendments to the Shelf Registration Statement or any Subsequent Shelf Registration Statement or supplements to the related prospectus as are necessary to permit such holder to deliver such prospectus to purchasers of Transfer Restricted Securities. The Company has agreed to pay liquidated damages pursuant to the Registration Rights Agreement under certain circumstances set forth therein.
     Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement or any Subsequent Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Transfer Restricted Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement or any Subsequent Shelf Registration Statement and the related prospectus.

Annex A - 1

NOTICE
     The undersigned beneficial owner (the “Selling Securityholder”) of Transfer Restricted Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Transfer Restricted Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) pursuant to the Shelf Registration Statement or any Subsequent Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.
     Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company’s directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against certain losses arising in connection with statements concerning the undersigned made, with the approval of the undersigned, not to be unreasonably withheld, in the Company’s Shelf Registration Statement or any Subsequent Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.
     If the Selling Securityholder transfers all or any portion of the Transfer Restricted Securities listed in Item 3 below after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

Annex A - 2

QUESTIONNAIRE
          Please respond to every item, even if your response is “none.” If you need more space for any response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the following questions.
          If you have any questions about the contents of this Questionnaire or as to who should complete this Questionnaire, please contact the General Counsel of the Company at telephone number:
(405) 753-5600
          The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:
1. Your Identity and Background as the Beneficial Owner of the Transfer Restricted Securities.

(a) Your full legal name:

(b) Your business address (including street address) (or residence if no business address), telephone number and facsimile number:

Address:

Telephone No.:

Fax No.:

(c) Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes.

☐ No.

(d) If your response to Item 1(c) above is no, are you an “affiliate” of a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes.

☐ No.

Annex A - 3

For the purposes of this Item 1(d), an “affiliate” of a registered broker-dealer includes any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer, and does not include any individuals employed by such broker-dealer or its affiliates.

(e) Full legal name of person through which you hold the Transfer Restricted Securities — (i.e., name of your broker or the DTC participant, if applicable, through which your Transfer Restricted Securities are held):

Name of Broker:

DTC No.:

Contact person:

Telephone No.:

2.	Your Relationship with the Company.
(a) Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three years?
☐ Yes.
☐ No.
(b) If your response to Item 2(a) above is yes, please state the nature and duration of your relationship with the Company:

3.	Your Interest in the Transfer Restricted Securities.
(a) State the type and amount of Transfer Restricted Securities beneficially owned by you:

State the CUSIP No(s). of such Transfer Restricted Securities beneficially owned by you:

Annex A - 4

(b) Other than as set forth in your response to Item 3(a) above, do you beneficially own any other securities of the Company?
☐ Yes.
☐ No.
(c) If your answer to Item 3(b) above is yes, state the type, the aggregate amount and CUSIP No. of such other securities of the Company beneficially owned by you:

Type:

Aggregate amount:

CUSIP No.:

(d) Did you acquire the securities listed in Item 3(a) above in the ordinary course of business?
☐ Yes.
☐ No.
(e) At the time of your purchase of the securities listed in Item 3(a) above, did you have any agreements or understandings, direct or indirect, with any person to distribute the securities?
☐ Yes.
☐ No.
(f) If your response to Item 3(e) above is yes, please describe such agreements or understandings:

4.	Nature of your Beneficial Ownership.
   (a) Check if the beneficial owner set forth in your response to Item 1(a) is any of the below:
   (i) A reporting company under the Exchange Act. ☐
   (ii) A majority owned subsidiary of a reporting company under the Exchange Act. ☐
   (iii) A registered investment fund under the 1940 Act. ☐

Annex A - 5

(b) If the beneficial owner of the Transfer Restricted Securities set forth in your response to Item 1(a) above is a limited partnership, state the names of the general partners of such limited partnership:

     (i) With respect to each general partner listed in Item 4(b) above who is not a natural person and is not publicly-held, name each shareholder (or holder of partnership interests, if applicable) of such general partner. If any of these named shareholders are not natural persons or publicly-held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly-held entity.

(c) Name your controlling shareholder(s) (the “Controlling Entity”). If the Controlling Entity is not a natural person and is not a publicly-held entity, name each shareholder of such Controlling Entity. If any of these named shareholders are not natural persons or publicly-held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly-held entity.
     (i) (A) Full legal name of Controlling Entity(ies) or natural person(s) who have sole or shared voting or dispositive power over the Transfer Restricted Securities:

     (B) Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):

Address:

Telephone No.:

Fax No.:

(C) Name of shareholders:

(ii) (A) Full legal name of Controlling Entity(ies):

Annex A - 6

     (B) Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):

Address:

Telephone No.:

Fax No.:

(iii) Name of shareholders:

5. Plan of Distribution.
Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Transfer Restricted Securities listed above in Item 3 pursuant to the Shelf Registration Statement or Subsequent Shelf Registration Statement only as follows (if at all): Such Transfer Restricted Securities may be sold from time to time directly by the undersigned or, alternatively, through Underwriters, broker-dealers or agents. If the Transfer Restricted Securities are sold through Underwriters, broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agents’ commissions in accordance with the Registration Rights Agreement. Such Transfer Restricted Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Transfer Restricted Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market. The Selling Securityholder may pledge or grant a security interest in some or all of the Transfer Restricted Securities owned by it and, if it defaults in the performance of its securited obligations, the pledgees or secured parties may offer and sell the Transfer Restricted Securities from time to time pursuant to the prospectus. The Selling Securityholder also may transfer and donate the Transfer Restricted Securities in other

Annex A - 7

circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling securityholder for purposes of this prospectus.
State any exceptions here:

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Transfer Restricted Securities without the prior written agreement of the Company.
                    The undersigned acknowledges its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Transfer Restricted Securities pursuant to the Registration Rights Agreement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.
                    The undersigned beneficial owner and selling securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein. Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the undersigned beneficial owner and selling securityholder against certain liabilities.
                    In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement or Subsequent Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement or Subsequent Shelf Registration Statement remains effective.
                    All notices to the beneficial owner hereunder and pursuant to the Registration Rights Agreement shall be made in writing to the undersigned at the address set forth in Item 1(b) of this Notice and Questionnaire.
                    By signing below, the undersigned acknowledges that it is the beneficial owner of the Transfer Restricted Securities set forth herein, consents to the disclosure of the information contained in this Notice and Questionnaire and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.
                    Once this Notice and Questionnaire is executed by the undersigned beneficial owner and received by the Company, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the undersigned beneficial owner. This Notice and Questionnaire shall be

Annex A - 8

governed in all respects by the laws of the State of New York, without giving effect to rules governing the conflict of laws.

Annex A - 9

     IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

NAME OF BENEFICIAL OWNER:

(Please Print)

Signature:

Date:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND
QUESTIONNAIRE TO RIATA ENERGY, INC. AS FOLLOWS:
Riata Energy, Inc.
1601 NW Expressway, Suite 350
Oklahoma City, OK 73118
Attention: Matthew McCann
Fax: (405) 753-5975

Annex A - 10